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                                                                EXHIBIT 10.14(b)


                             AMENDMENT NO. 1 TO THE
                        SUPPLEMENTAL RETIREMENT PLAN FOR
                 ELIGIBLE EMPLOYEES OF AECO PRODUCTS DIVISION OF
                        NATIONAL SERVICE INDUSTRIES, INC.

         THIS AMENDMENT made as of this 31st day of August, 1996, by National Service Industries, Inc. ("NSI");

                              W I T N E S S E T H:

         WHEREAS, NSI has previously established the Supplemental Retirement Plan for Eligible Employees of AECO Products Division of National Service Industries, Inc. (the "Plan") for the exclusive benefit of its eligible employees and their beneficiaries; and

         WHEREAS, effective as of July 1, 1995, NSI adopted a 401(k) plan for the benefit of the employees of AECO Products Division; and

         WHEREAS, NSI now desires to amend the Plan to reflect that the Accrued Pension under the Plan is offset for contributions made to the 401(k) plan; and

         WHEREAS, pursuant to the power of amendment contained in Section 11.1 of the Plan, the Plan is hereby amended as follows:

                                       1.

         Section 1.1(a) of the Plan is hereby amended by deleting the first sentence of such section and substituting the following therefor:

         "A Participant as of any given date shall have an Accrued Pension, which, in each case, shall be reduced by (i) the benefit, or the Actuarial Equivalent of the benefit, where appropriate, which the Participant is entitled to receive from the AECO Plan, and (ii) the Actuarial Equivalent value of the Participant's hypothetical Account in the 401(k) Plan, assuming the Participant had contributed to the 401(k) Plan during the period he was eligible to participate in such Plan in an amount annually equal to 2% of his "Annual Compensation" (as that term is defined in the 401(k) Plan and subject to the limitation of
         Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code")) and received related matching contributions, and that his Account had earned 8% per annum to such date."



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                                       2.

         Section 1.1 of the Plan is hereby amended by adding a new Section (ll) as follows:

         "(ll) 401(k) Plan - The AECO Employees' 401(k) Retirement and Savings Plan, which became effective July 1, 1995, as it may be amended from time to time."

                                       3.

         Section 2.1(a)(ii) of the Plan is hereby amended by deleting the existing section in its entirety and substituting the following therefor:

         "The Eligible Employee is a Participant in the AECO Plan, but is not covered under any other tax qualified non-governmental retirement plan (other than the 401(k) Plan) to which the Company contributed, whether the Plan is a Company plan or otherwise."

                                       4.

         This Amendment shall be effective July 1, 1995. Except as provided herein, the provisions of the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, NSI has caused this Amendment No. 1 to be executed by its duly authorized corporate officer and is hereby accepted the same as of the date and year first written above.




ATTEST:                             NATIONAL SERVICE INDUSTRIES, INC.



By: /s/ Carol Ellis Morgan          By: /s/ David Levy
    ------------------------            ----------------------------------------
        Carol Ellis Morgan                  David Levy
        Assistant Secretary                 Executive Vice President
                                            Administration and Counsel